NORTHEAST UTILITIES PARENT
2.1a  PRO FORMA BALANCE SHEET -- ASSETS
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Current Assets:
  Cash                                                        $       962    $         0  a,c     $       962
  Notes receivable from affiliated companies                      243,900        290,573  c,d         534,473
  Notes and accounts receivable                                     2,826                               2,826
  Accounts receivable from affiliated companies                     2,628                               2,628
  Taxes receivable                                                  2,213                               2,213
  Prepayments                                                      12,624                              12,624
                                                              -----------    -----------          -----------
                                                                  265,153        290,573              555,726
                                                              -----------    -----------          -----------
Deferred Debits and Other Assets:
  Investments in subsidiary companies, at equity                2,542,538                           2,542,538
  Other                                                            16,658                              16,658
                                                              -----------    -----------          -----------
                                                                2,559,196              0            2,559,196
                                                              -----------    -----------          -----------
Total Assets                                                  $ 2,824,349    $   290,573          $ 3,114,922
                                                              ===========    ===========          ===========


NORTHEAST UTILITIES PARENT
2.1b  PRO FORMA BALANCE SHEET -- LIABILITIES AND CAPITALIZATION
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Current Liabilities:
  Notes payable to banks                                      $   63,000     $   287,000   a      $   350,000
  Long-term debt - current portion                                23,000                               23,000
  Accounts payable                                                   444                                  444
  Accounts payable to affiliated companies                           654                                  654
  Accrued taxes                                                        0          (2,382)  b           (2,382)
  Accrued interest                                                 6,043           5,955   b           11,998
  Other                                                           20,234                               20,234
                                                              ----------    ------------          -----------
                                                                 113,375         290,573              403,948
                                                              ----------    ------------          -----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                4,348                                4,348
  Other                                                            1,477                                1,477
                                                              ----------    ------------          -----------
                                                                   5,825               0                5,825
                                                              ----------    ------------          -----------
Capitalization:
  Long-Term Debt                                                 490,655                              490,655
                                                              ----------    ------------          -----------

  Common Shareholders' Equity:
    Common stock                                                  749,582                             749,582
    Capital surplus, paid in                                    1,105,241                           1,105,241
    Deferred contribution plan - employee stock
      ownership plan                                              (80,170)                            (80,170)
    Retained earnings                                             798,796              0              798,796
    Accumulated other comprehensive income                          1,789                               1,789
    Treasury stock                                               (360,744)                           (360,744)
                                                              -----------    -----------          -----------
  Common Shareholders' Equity                                   2,214,494              0            2,214,494
                                                              -----------    -----------          -----------
Total Capitalization                                            2,705,149              0            2,705,149
                                                              -----------    -----------          -----------
Total Liabilities and Capitalization                          $ 2,824,349    $   290,573          $ 3,114,922
                                                              ===========    ===========          ===========


NORTHEAST UTILITIES PARENT
2.2a  PRO FORMA STATEMENT OF INCOME
FOR THE 12 MONTHS ENDED JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Operating Revenues                                            $         0    $                    $         0
                                                              -----------    ------------         -----------
Operating Expenses:
   Other                                                            7,965                               7,965
                                                              -----------    ------------         -----------
Operating Loss                                                     (7,965)              0              (7,965)

Interest Expense                                                   25,278               0  b,d         25,278
                                                              -----------    ------------         -----------
Other Income, Net                                                 218,068                             218,068
                                                              -----------    ------------         -----------
Income Before Income Tax Benefit                                  184,825               0             184,825
Income Tax Benefit                                                 (6,858)              0  b,d         (6,858)
                                                              -----------    ------------         -----------
Net Income                                                    $   191,683    $          0         $   191,683
                                                              ===========    ============         ===========


NORTHEAST UTILITIES PARENT
2.2b  PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Balance at beginning of period                                $   678,593    $                    $   678,593

Net income                                                        191,683               0             191,683

Cash dividends on common stock                                    (71,480)                            (71,480)
                                                              -----------    ------------         -----------
Balance at end of period                                      $   798,796    $          0         $   798,796
                                                              ===========    ============         ===========



NORTHEAST UTILITIES PARENT
2.2c  PRO FORMA CAPITALIZATION
AS OF JUNE 30, 2003
Unaudited
(Thousands of Dollars)

                                                                                                      PRO
                                                                                                     FORMA
                                                                                                     GIVING
                                                                                 PRO                 EFFECT
                                                                                FORMA                  TO
                                                                PER BOOK         ADJ.                 ADJ.
Long-term debt*                                               $   490,655    $                    $   490,655

Common shareholders' equity                                     2,214,494               0           2,214,494
                                                              -----------    ------------         -----------
        Total Capitalization                                  $ 2,705,149    $          0         $ 2,705,149
                                                              ===========    ============         ===========

*Does not include current portion



NORTHEAST UTILITIES PARENT
2.2d  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                     Debit       Credit
a) Cash                              287,000
     Notes payable to banks                      287,000

   To record issuance of short-term debt to finance additional EWG investments.


b) Interest expense                    5,955
   Accrued taxes                       2,382
     Accrued interest                              5,955
     Income tax benefit                            2,382

   To record interest expense associated with short-term debt issued and related tax effect.


c) Notes receivable from
     affiliated companies            287,000
       Cash                                      287,000

   To record receivable from NUEI to finance additional EWG investments.


d) Notes receivable from
     affiliated companies              3,573
   Income tax benefit                  2,382
     Interest expense                              5,955

   To record receivable from NUEI for interest expense associated with short-term debt issued and related tax effect.